AGREEMENT OF COLLABORATION

THIS AGREEMENT OF COLLABORATION (the “Agreement”) is made the 5th day of March, 2007 (“Effective Date”) between:

(1)
SHANGHAI BIOCHIP COMPANY, LTD. a corporation having its principal office at 151 Libing Road, Pudong, Shanghai, 201203, China (“SBC”), and USA office (MaxyBio Corporation) at 675 US Highway One, North Brunswick, New Jersey 08902, USA ; and

(2)	RESPONSE GENETICS INC., a company incorporated in the State of Delaware, whose principal place of business is situated at 1640 Marengo Street, Suite 600, Los Angeles, CA 90033, USA (“RGI”).

RECITALS

WHEREAS, SBC is engaged in the business of providing pharmacogenomics, bioinformatics and genomics testing and data;

WHEREAS, RGI is engaged in the business of providing pharmaceuticals and biotechnology companies with pharmacogenomic analysis services; and

WHEREAS, RGI deems it advisable to collaborate with SBC and for SBC to provide testing, consulting and advisory services, and SBC is willing to provide such services to RGI,

IT IS HEREBY AGREED AS FOLLOWS:

DEFINITIONS AND INTERPRETATIONS

1	In this Agreement the following expressions shall have the following meanings:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.1
“Affiliate” with respect to a person shall mean any other person that directly, or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person; for the purposes of this clause 1.1 only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with”, shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and/or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a person.

1.2	“Agreement” means this Agreement between SBC and RGI for the supply of Services by SBC.

1.3
“Confidential Information” shall mean any and all commercial and technical information relating to any of the existing or planned products, businesses, research and/or development activities, customers and suppliers of either Party whether in written, verbal or any other form, tangible or intangible, which either Party may acquire or may have access from time to time, provided such information is marked as “Confidential and Proprietary” and provided that information which is orally disclosed shall be confirmed in writing within 30 days from oral disclosure. Confidential Information includes and is not limited to: (a) any information generated in connection with the provision of the Services (such as the results or findings thereof and the contents of any report) under this Agreement, (b) information concerning inventions, discoveries, concepts, ideas, techniques, processes, designs, specifications, drawings, diagrams, models, samples, flow charts, computer programs, algorithms, data, databases, studies, mathematical calculations, finances and plans, customer lists, business plans, contracts, marketing plans, production plans, distribution plans, system implementation plans, business concepts, supplier information, business procedures and business operations and all materials related thereto; (c) the existence, contents or terms of this Agreement, (d) all know-how and intellectual property, (e) all unpublished copyrightable material, (f) any use, variation, application, reduction to practice, or any discussion and any other communication thereof regarding or relating to the Information, and (g) any information concerning how any part of the above information is related to and/or fits together with any other part of the above information, or any other technology or business; Notwithstanding the foregoing, the Parties agree that any and all data, reports, laboratory work sheets, results, materials or information provided by either Party or its Affiliates or Third Parties on behalf of a Party and any other documents or information furnished to a Party, or to which a Party is given access, by the other Party or its Affiliates or such Third Parties in connection with the performance of this Agreement, or prepared or generated by a Party in connection with performing any and all Studies hereunder, shall be deemed to be the Confidential Information of the Party which owns such disclosed information.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.4	“Effective Date” means March 5, 2007, the date that this Agreement of Collaboration was executed;

1.5	“Party” shall mean SBC or RGI as the context requires and “Parties” shall mean both SBC and RGI;

1.6
“Person” and words importing persons shall be construed as to include individuals, firms, bodies corporate, joint ventures, governments, states or agencies of state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the laws of which it was incorporated or exists);

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.7	“Purpose” shall mean the establishment of a business collaboration between RGI and SBC in China for providing Testing Services.

1.8	“Relevant Staff” shall mean employees and sub-contractors involved in providing the Services under this Agreement;

1.9
“Services” means the services to be provided by SBC pursuant to this Agreement (as amended from time to time in accordance with the provisions of this Agreement) and such other services as may from time to time be agreed upon by RGI and SBC, including Testing Services, consultation and tissue storage, in connection with this Agreement and as further detailed and agreed upon in a Protocol pursuant to Article 1 below;

1.10
“Term” means that this Agreement shall commence on the Effective Date and shall continue until the fifth (5th) anniversary of the Effective Date (“Initial Term”), unless sooner terminated in an authorized manner. This agreement will thereafter automatically renew for successive three year terms unless either party gives notice of its intent not to renew 90 days in advance of such renewal date. Termination will not end work as necessary to support customer clinical trials in progress.

1.11
“Testing Services” means, among other things, conducting molecular-based tumor tissue profiling using a proprietary and patented process developed by RGI which involves a complex molecular analysis of specific molecular markers that provides valuable tumor specific gene expression information obtained from a paraffin preserved fresh or frozen tissue sample and molecular-based tumor tissue profiling using EGF-receptor immunohistochemistry (“IHC”), HER-2 IHC, estrogen receptor IHC, progesterone receptor IHC and/or fluorescence in situ hybridization analysis of molecular markers of gene expression obtained from a tissue sample.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.12	“Third Party” shall mean any Person who is not a Party hereto or any of their Affiliates

2
References to recitals, clauses and, if applicable, schedules are to the recitals and clauses of and, if applicable, the schedules to, this Agreement. To the extent that there is conflict between or ambiguity relating to any schedules to this Agreement and the remainder of this Agreement, the wording of the schedules shall prevail.

3
Any schedules to this Agreement form part of this Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement and any reference to the Agreement shall include the schedules. Schedules may not be added to this Agreement except by the express written consent of both Parties.

4	Words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders unless the context otherwise requires.

5	A reference to any Party shall include a reference to the legal successors to the whole or a substantial part of its undertaking and its permitted assignees.

6
References to any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to that statute or provision as from time to time amended, consolidated, modified, extended, re-enacted or replaced.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7
The headings preceding the text of the various provisions of this Agreement are for convenience of reference only and are not intended to, nor do they, define, limit or in any other way describe the scope of this Agreement or the intent of the provisions hereof.

ARTICLE 1

STATEMENT OF WORK; STUDY DIRECTOR

1.1	Collaboration Services; Statement of Work

1.1.1
SBC and RGI agree to perform a study or studies from time to time as requested by RGI or SBC which will involve Testing Services (hereinafter referred to as “Collaboration Services”). SBC and RGI shall carry out their respective responsibilities for the Collaboration Services in accordance with a Statement of Work in the form of Exhibit A attached hereto (“SOW”). Each SOW will not be effective unless it has been agreed upon in writing by both Parties and such agreement will not be unreasonably withheld. SBC and RGI shall carry out their respective responsibilities for the Collaboration Services in accordance with the respective SOW in a timely manner.

1.1.2
If requested by RGI, SBC shall consult with RGI to assist RGI in developing any study design in a manner consistent with current regulatory guidelines. RGI represents that any such study design and/or the results from any such study shall satisfy the requirements of the U.S. Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMEA”) at the time the study design is completed.

1.2	Study Management

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.2.1
RGI shall appoint a general manager of the collaboration with qualified technical and management skills (“General Manager”). The General Manager will be responsible for directing personnel in how to perform the Collaboration Services and the analysis of customer samples. The General Manager shall have full access to all records, information and data related to the performance of Collaboration Services. The General Manager will also have the right of access to all laboratory and storage space used for Collaboration Services, to communicate with any Relevant Staff concerning the performance of Collaboration Services and to observe performance of the Collaboration Services. RGI will be responsible for the costs of the General Manager.

1.2.2
SBC will appoint a vice-general manager (“Vice-General Manager”). The Vice-General Manager will be responsible for managing Relevant Staff for the Collaboration Services and coordinating with the General Manager to perform the Collaboration Services. SBC will be responsible for the costs of the Vice-General Manager.

1.3	Collaboration Management

1.3.1
The collaboration will be managed by a planning committee of six members, including two members designated by each party, the General Manager, and the Vice General Manager of the collaboration. The planning committee will meet during year one (1) of the collaboration in order to ensure that Collaboration Services can be provided to meet the needs of customers. The planning committee will meet at such times as may be agreed by the parties, and may conduct meetings by telephone conference. The planning committee may review the status of projects, earning/cost information for individual project and financial plans. The planning committee may discuss, examine and evaluate how to prioritize spending to purchase or lease additional equipment and facilities as required by customer’s projects or GLP/CLIA regulations from any budget resulting from advanced payment from customers or profits from the collaboration’s contracts. The planning committee may also discuss quarterly-based or annual financial plan to enhance the collaboration’s GLP/CLIA capability and capacity.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.4	Commencement of Operations

1.4.1
RGI will provide training both in the US and China as reasonably required to enable SBC to conduct Collaboration Services and analysis of customer samples using RGI’s technology, methods and protocols. Such methods and protocols will be treated as Confidential Information of RGI conveyed to SBC under a license solely for the duration of the Term.

1.4.2
SBC will use its best efforts and will take any and all steps necessary to become qualified as necessary so that the results of analysis performed by the collaboration will be usable in clinical trials and regulatory submissions in major markets worldwide, with such qualification to be achieved within [***] of the effective date of the agreement.

1.4.3	Each party will bear their respective costs associated with training and commencement of operations.

1.5	Corrective Measures

1.5.1
If, at any time during the term of this Agreement, SBC becomes aware that the applicable SOW was not followed, or that SBC otherwise made a material error or mistake in conducting Collaboration Services, SBC agrees to notify RGI of such occurrence in writing promptly following the day such discovery is made. Upon receipt of such notice, RGI will notify SBC in writing, within a reasonable time, whether corrective measures which may include retesting are required to ensure validity of results. SBC agrees to promptly implement necessary corrective measures. The retest data will be reported by SBC to RGI within a reasonable time from the receipt by SBC of notification from RGI that retesting is required.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.6	License Grant.

1.6.1	Subject to SBC’s performance of its obligations under this Agreement, RGI grants SBC the exclusive right to perform Collaboration Services in China.

1.6.2
RGI will grant an exclusive license in China to its technology and know how related to RGI’s proprietary RNA extraction technologies with FFPE tissue (“RGI’s Technology”), to be used by SBC for the performance of Collaboration Services to benefit the collaboration. Subject to consent from the University of Southern California (“USC”), RGI will grant SBC a sublicense to patents that USC licenses to RGI. All of the rights granted to SBC are subject to Roche Diagnostics’ worldwide exclusive license of RGI’s FFPE technology for the use, manufacture and sale of in vitro diagnostic test kits.

1.6.3
RGI shall be under no obligation to file, prosecute, maintain, defend or enforce any of the Intellectual Property or any intellectual property related to RGI’s Technology, individually or in the aggregate. RGI shall have sole discretion concerning the filing, prosecution, maintenance, defense and enforcement of the Intellectual Property or any intellectual property related to RGI’s Technology, including the cost for such actions. If SBC becomes aware of any alleged, threatened or actual infringement, misappropriation, imitation, illegal use or misuse of RGI’s Intellectual Property or any intellectual property related to RGI’s Technology, SBC shall promptly notify RGI of such Infringement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.6.4
SBC will perform RNA extraction from FFPE tissue samples exclusively for RGI during the term of this Agreement. SBC further agrees to not offer services for RNA extraction in paraffin based tissues using RGI’s proprietary RNA extraction technology following any termination of the agreement(s).

1.7	Operational Structure

1.7.1
The Parties may each promote the collaboration in China with the goal of developing contracts with customers to provide pharmacogenomics analysis services using FFPE tissue samples. RGI will use “RGI in China at SBC” to promote the collaboration’s service to RGI’s customer. SBC will use “SBC is RGI’s exclusive service provider or distributor in China” to promote the collaboration’s services to SBC’s customers. SBC’s USA Office (MaxyBio Corporation, 675 US Highway One, North Brunswick, NJ 08902) will represent SBC in co-promotion and contract development. All proposed contracts from SBC/MaxyBio using Testing Services will be explicitly approved in writing by RGI before they are executed. No contract may be executed without this approval. A SOW for the relevant contract work using RGI’s proprietary technologies will be signed between Parties. If SBC wishes to contract with a company in China to perform Testing Services on less than [***] samples obtained in China, it may propose a template agreement to the company in the form attached as Exhibit B to this Agreement (including a completed SOW and Pricing Schedule associated with such template agreement. RGI agrees not to unreasonably withhold its consent to executing such an agreement. Any proposed changes to the template agreement must be approved in writing in advance by RGI. If such changes are not acceptable to RGI, then no modification may be made to the proposed template agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.7.2
Either party may retain agents or representatives to act on its behalf, provided that neither party may authorize an agent to act on behalf of the other party without the express written consent of that party. Promotional materials used by either party which refer to the collaboration or the other party must be approved by both parties prior to use.

1.7.3
The Parties will agree on the content and timing of any public release or announcement of their collaboration and this Agreement (“Official Announcement”). Neither Party will make any public announcement concerning their collaboration or this agreement prior to the Official Announcement. RGI may report to the U.S. Securities and Exchange Commission (“SEC”) any information regarding this Agreement which it reasonably deems advisable or necessary.

ARTICLE 2

COMPENSATION

2.1	A Gross Margin, defined as fees collected from Collaboration Services performed by SBC minus any Shared Costs as defined below, will be calculated for all such collected fees.

2.2
Shared Costs shall be defined as any [***]; and the costs of [***] agreed upon in advance by the Parties. If an SOW requires the use of an microarray (or gene chip), [***] for the purposes of calculating gross margin. The [***] shall be the best price that SBC or RGI can obtain.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.3
Other than Shared Costs, the Parties will be individually and separately responsible for their own costs. No costs other than Shared Costs will be deducted from fees collected for Collaboration Services when calculating the Gross Margin.

2.4
For the avoidance of doubt, RGI will be individually and separately responsible for the following costs which will not be deducted from fees collected for Collaboration Services when calculating the Gross Margin:

2.4.1	Royalty payments to third parties under existing licensing agreements, and license fees for RGI’s intellectual property

2.4.2	Salary of the General Manager

2.4.3	RGI’s costs associated with the analysis of raw data from test results

2.4.4	RGI’s costs associated with generating final reports to customers

2.4.5	RGI’s costs of responding to customer inquiries regarding the results of analysis the data and the report of test results

2.4.6	RGI’s costs associated with providing training and assistance with laboratory setup.

2.5
For the avoidance of doubt, SBC will be individually and separately responsible for the following costs which will not be deducted from fees collected for Collaboration Services when calculating the Gross Margin:

2.5.1	The initial cost of lab equipment, as well as any additional equipment resulting from increases in volume of business

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.5.2	Maintenance or service fees and expenses for the existing testing equipment

2.5.3	Cost of reagents

2.5.4	Qualified laboratory space, including any rent for such space

2.5.5	Laboratory personnel, including the Vice-General Manager and necessary FTE personnel to perform Collaboration Services

2.5.6	SBC’s costs of responding to customer inquiries regarding the performance of the testing, storage of the samples and other record keeping

2.5.7	SBC’s costs associated with training and commencement of operations.

2.6	The Gross Margin will be divided and paid on a quarterly basis as follows: [***]% to Response Genetics and [***]% to SBC.

2.7	Payments made to SBC will be paid directly to SBC’s USA office (MaxyBio Corporation).

2.8	Each party will have the right to audit the financial records including contracts of the other to confirm earnings/costs incurred in connection with respect to the collaboration.

2.9
RGI agrees to provide SBC with excerpts of relevant contracts with Third Parties as an Appendix to the SOW, which show the price that RGI will receive per sample for Testing Services that SBC will perform under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 3

Performance of the Services - Service Provisions

3.1	SBC will collect, receive and store samples from customers and conduct testing and analysis according to RGI’s methods and protocols.

3.2
SBC will report test results to RGI, who will confirm the analysis and generate final results. The final reports will bear both RGI and SBC’s name prominently as contributors. RGI will communicate with customers and respond to customer inquiries regarding the results of the analysis of the data and the reports of test results. SBC will cooperate with responding to customer inquiries regarding the performance of the assays, storage of the samples and other record keeping.

3.3
SBC will establish suitable, qualified laboratory facilities for the performance of Collaboration Services. SBC will perform the Collaboration Services in accordance with good laboratory art. SBC also will comply with the applicable laws, regulations, and guidelines governing the performance of the Collaboration Services, including those relating to Good Laboratory Practices. SBC further will comply with all laws, regulations and guidelines applicable to the care and use of experimental animals. In addition, all animals used in projects covered by this Agreement shall be provided humane care and treatment in accordance with acceptable current veterinary practices. SBC will obtain any necessary authorizations and permissions for all equipment and reagents which it uses in performing Collaboration Services.

3.4
SBC shall provide facilities, supplies and staff necessary to complete each Study as provided in the applicable SOW, as it may be modified as provided herein, and in accordance with the terms of this Agreement. SBC will bear the costs of providing such facilities, supplies and staff. Examples of SBC’s contributions to the collaboration include:

3.4.1	Existing facilities, equipment and lab certifications as necessary for the analysis of samples, including additions to the facilities required to satisfy business volume.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.4.2
SBC’s proprietary SOPs, know-how and technologies for SBC’s existing platforms including microarrays from Affymetrix, Agilent, Illumina, and in-house generated tissue/blood banks, tissue arrays, cDNA/oligo arrays, sequencing, RT-PCR, TaqMan, IHC/FISH, DNA/RNA extractions, GLP compliant sample collection and management system and clinical trial central laboratory database system, and bioinformatics/IT, to the extent necessary for the collaboration.

3.4.3
SBC’s existing capabilities in genomics, proteomics, pharmacogenomics and pharmacogenetics for gene expression/molecular profiling, SNP discovery/genotyping and biomarker analysis using samples from pre-clinical studies or clinical trials, to the extent necessary for the collaboration

3.4.4	Suitably qualified personnel as necessary to perform the Collaboration Services.

3.5
RGI will provide to SBC, [***], proprietary reagents required for the preparation of samples. SBC will be responsible for all requirements related to the import of those reagents into China. If RGI determines that it would be preferable for SBC to obtain certain reagents, RGI will so advise SBC and SBC will make reasonable efforts to obtain such reagents.

3.6
RGI’s representatives may visit SBC’s laboratory and premises at reasonable times, on reasonable prior notice, and with reasonable frequency during normal business hours to observe the progress of any Collaboration Services, and any and all information and results derived therefrom. SBC shall assist RGI in scheduling such visits.

3.7
All reports prepared by SBC hereunder shall be prepared in a format specified in the applicable SOW. RGI shall have access to all documentation, records, raw data, specimens or other work product generated during the performance of each Study. SBC agrees to maintain appropriate records in paper or magnetic form, in a manner which complies with regulatory requirements.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.8
SBC agrees to comply with all provisions of the Generic Drug Enforcement Act of 1992. SBC further agrees to submit to RGI, upon request upon completion or termination of the Collaboration Services, a certification that neither SBC nor any of its employees has been debarred by the FDA under the provisions of the Act and that SBC did not use in any capacity in connection with the Collaboration Services any individual debarred by the FDA under the provisions of the above referenced Act.

3.9
Should applicable government regulatory requirements be changed during the term of this Agreement, SBC shall make reasonable efforts to satisfy the new requirements. In the event that compliance with such new regulatory requirements necessitates a change in the SOW for a Study, SBC shall submit to RGI a revised technical and cost proposal for RGI’s acceptance prior to making any changes in the SOW for such Study.

3.10	In the event of a conflict in government regulations, RGI shall, upon request by SBC, designate which regulations shall be followed by SBC in its performance of a particular study.

3.11
SBC agrees to use reasonable care in safeguarding, inventorying and handling all SOW data, materials and supporting documentation (hereinafter collectively termed “Study Archives”) originating from any SOW conducted under this Agreement by SBC, whether written or physical (such as notebooks, original or raw data, protocols, interim or final report copies). The Study Archives shall be considered to be Confidential Information of RGI. SBC will maintain the samples provided to it for testing under this Agreement in accordance with the usual and customary standards for maintaining such materials. Upon request by RGI, SBC will provide sample materials to RGI or a copy of documents from the Study Archives, at RGI’s expense. To the extent that samples are transferred to RGI, responsibility for maintaining such samples will then be undertaken by RGI. The samples and Study Archives are to be retained and archived by SBC for a period of not less than [***] following the completion of the relevant SOW.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.12
SBC agrees to maintain all electronic information or data on secure systems which are dedicated to information and data generated under this Agreement. SBC shall also cooperate with RGI to implement, use and maintain any software or computer systems specified by RGI.

3.13
Following the end of the relevant [***] retention period, RGI further agrees that no samples or records originating from any Collaboration Services conducted under this Agreement and retained in SBC’s possession as Study Archives will be permanently disposed of or destroyed by SBC without the prior written permission of RGI. RGI agrees that such written permission will not be unreasonably withheld; provided, however, that in lieu of the granting of permission for such disposal, RGI shall have the right at the time such permission for disposal is requested by SBC to claim such materials and to have SBC transmit such materials to RGI, by a carrier of RGI’s choice and at RGI’s expense. In the event SBC requests such permission to dispose of the samples or Study Archives from RGI under the provisions of notice contained in this Agreement, and no response is received from RGI within [***], SBC shall be deemed to have received from RGI permission for permanent disposal.

3.14
RGI may, at a reasonable time upon reasonable prior notice, obtain access to the samples and Study Archives, provided that RGI complies with SBC’s reasonable access and control procedures relating to such materials.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.15
SBC represents that each of its personnel, employees, agents, representatives, subcontractors or invitees who shall perform any Study hereunder shall abide by the provisions of Article 3 hereof. SBC agrees that each of its personnel, employees, agents, representatives, subcontractors or invitees who shall perform any Study hereunder shall be at least eighteen (18) years old or legal age, whichever is older.

ARTICLE 4

Confidentiality

4.1
Confidentiality and Non-Use. Save as otherwise provided in this Agreement, any Confidential Information which is disclosed by or on behalf of either Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) at any time after the date of this Agreement shall remain the property of the Disclosing Party and the Receiving Party hereby undertakes:

4.1.1	to use the Confidential Information received from the Disclosing Party and subject to the provisions of Section 4 hereto, solely and exclusively for the Purpose; and

4.1.2
to maintain the confidentiality of the Confidential Information and not to disclose it directly or indirectly to any other company, organization, individual or Third Party, save as permitted by Section 4.2; and

4.1.3
at the request of the Disclosing Party to return, delete or destroy all copies of the Confidential Information, in whatever form it is held, provided that the Receiving Party may retain one copy of the Confidential Information for the sole purpose of determining its obligations under this Agreement but may make no further use of such Confidential Information whatsoever.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.2
Notwithstanding Section 4.1, if SBC is the Receiving Party, it may disclose Confidential Information to any of its relevant staff who need to know the Confidential Information in order to fulfill the Purpose, provided that SBC shall procure that each such person to whom or which Confidential Information is to be disclosed:

4.2.1	is made aware of the obligations contained in this Agreement prior to such disclosure; and

4.2.2	agrees to abide by such terms of this Agreement as if it were a Party to it.

4.3
Nothing in Section 4.1 shall preclude disclosure of any Confidential Information required by any governmental, quasi-governmental or regulatory agency or authority or court entitled by law to disclosure of the same, or which is required by law to be disclosed. The Receiving Party shall promptly notify the Disclosing Party when such requirement to disclose has arisen to enable the Disclosing Party to seek an appropriate protective order and to make known to the said agency or authority or court the proprietary nature of the Confidential Information and to make any applicable claim of confidentiality in respect thereof. The Receiving Party agrees to co-operate in any appropriate action which the Disclosing Party may decide to take. If the Receiving Party is advised to make a disclosure in accordance with this Section 4.3 it shall only make a disclosure to the extent to which it is obliged.

4.4	The provisions of clause 4.1 shall not apply to any Confidential Information which:

4.4.1
the Receiving Party can demonstrate by its written records, was already in the possession of the Receiving Party and at its free use and disposal or generally and conveniently available to the public prior to its disclosure by the Disclosing Party hereunder (through in each case no fault of the Receiving Party or any of its Affiliates or no breach of this Agreement by the Receiving Party); or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.4.2	is purchased or otherwise legally acquired by or becomes available to the Receiving Party at any time from a Third Party which is not prohibited from disclosing such Confidential Information; or

4.4.3
the Receiving Party can demonstrate by its written records was developed by or for the Receiving Party independently of the disclosure of Confidential Information by the Disclosing Party or its Affiliates.

4.5
Each of the Parties agrees that damages may not be an adequate remedy for breach of this Article 4 and that, accordingly, each Party shall be entitled to seek injunctive or other equitable relief for breach of this Article 4.

ARTICLE 5

Intellectual Property

5.1
Except as otherwise provided herein, all title to any and all inventions, improvements and data, whether or not patentable, and copyrightable works, which result from the performance of Collaboration Services hereunder shall reside with RGI, subject to the remaining provisions of this Article 5. SBC hereby assigns all right, title and interest to the Intellectual Property to RGI.

5.2
SBC will make reasonable efforts to disclose to RGI all inventions and improvements (whether patentable or not) and all copyrightable works made by it which are governed by this Section 5.1. SBC agrees, upon RGI’s written request, to cooperate at RGI’s expense in formally assigning title to RGI to such inventions, improvements and copyrightable works, and to assist RGI in obtaining patent or copyright protection to such intellectual property.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.3
Subject to the remaining provisions of this Article 5, SBC agrees that all original works of authorship prepared by or for SBC in the performance of Collaboration Services hereunder shall be works for hire, and RGI shall own such works and all copyrights therein. For any original such works of authorship that, under the copyright laws of the United States, may not be considered works for hire, SBC agrees to reasonably cooperate with RGI in protecting its rights in such works. Such works shall be deemed to be the property of RGI, and shall be included in the Confidential Information of RGI under this Agreement.

5.4
RGI owns, and SBC acknowledges RGI’s ownership of, (i) the Testing Services, including RGI’s proprietary process for analyzing the samples and producing the gene expression values, and all of the materials which comprise same, and any accompanying patent information owned by RGI, (ii) all intellectual property associated therewith (the “Intellectual Property”), and (iii) any algorithms or scales created and used by RGI in producing or developing the gene expression values (“algorithms”), and agrees that it shall not do or suffer to be done any act or thing or undertake any action anywhere that in any manner might infringe, or impair the validity, scope, or title of RGI in the Testing Services, algorithms or Intellectual Property which may be owned by RGI at any time. It is understood that neither SBC nor any Affiliate shall acquire or claim title to the Testing Services, algorithms, research and development, or the Intellectual Property by virtue of this Agreement, including any improvements or modifications thereto which are developed during the course of RGI’s performance under the Agreement, the Parties intending that all utilization of the Testing Services, algorithms and relating Intellectual Property by SBC shall at all times inure to the exclusive benefit of RGI.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.5	Each Party retains full ownership of its intellectual property which pre-exists the Effective Date.

5.6
The Parties will retain all ownership rights to their technology, including but not limited to its processes and protocols for the testing of samples and any improvements to those processes or protocols.

5.7
The Parties will retain all right, title and interest to their own software. The agreement will prohibit the making of any unauthorized copies of RGI’s software or of attempting to access or reverse engineer its source code.

5.8
The Parties will observe all copyright in written material, including computer software, belonging to the other Party or any third Party, will not make any unauthorized copies of such material or software.

5.9
Each Party acknowledges that the other Party owns certain inventions, processes, know-how, trade secrets, improvements and other intellectual property which have been independently developed by each Party and which relate to that Party’s business or operations. It is acknowledged that the intellectual property owned by either Party on the Effective Date of this Agreement will remain the exclusive property of the owning Party.

ARTICLE 6

Relationship of the Parties

6.1
It is understood that in the performance of this Agreement RGI will be acting in the capacity of an independent contractor and that nothing in this Agreement shall be construed as creating any contract of employment or relationship of principal and agent between RGI and SBC or RGI or any of the Relevant Staff.

6.2
SBC shall perform this Agreement solely as an independent contractor, and as such shall select, engage and discharge its employees and otherwise direct and control the performance of the Collaboration Services. Neither SBC nor anyone employed by it shall be, represent, act, or purport to act as, or be deemed to be, the agent, representative, employee, or servant of RGI nor shall RGI nor anyone employed by it be, represent, act, or purport to act as, or be deemed to be, the agent, representative, employee, or servant of SBC.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

6.3
Neither SBC nor RGI shall have authority to make any statement, representation, or commitment of any kind or to take any action binding upon the other Party without the other Party's prior written authorization.

ARTICLE 7

Representation and Warranties - Indemnification

7.1	SBC represents and warrants that SBC and the Relevant Staff:

7.1.1	have the appropriate level of expertise and qualifications and the necessary ability to undertake the work required under this Agreement; and

7.1.2	are not prevented or restricted by any obligations owed to a third Party or otherwise in any way from performing the Services.

7.2	Each Party represents and warrants that it has the right to enter into this Agreement and is not in conflict with any third Party obligation during the performance of the Study under this Agreement.

7.3	Each Party represents and warrants that the individual signing on its behalf has actual authority to enter into this Agreement and bind the Party with respect to the provisions of this Agreement.

7.4
In addition to any other indemnification provided herein, SBC agrees to indemnify, defend and hold RGI and its affiliates, shareholders, officers, directors, employees, agents, successors and assigns harmless from and against any and all claims, suits, actions, liabilities, losses, costs, reasonable attorneys' fees, expenses, judgments or damages, whether ordinary, special or consequential (collectively, the “Indemnified Amounts”), arising out of (i) SBC's negligence in the performance of any Study, (ii) any wrongful acts or omissions in the performance by SBC of any Study, whether such actions are of RGI, its employees, agents, representatives, subcontractors or invitees or (iii) any material breach of this Agreement by SBC, its employees, agents, representatives, subcontractors or invitees.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.5
In addition to any other indemnification provided herein, RGI agrees to indemnify, defend and hold SBC and its affiliates, shareholders, officers, directors, employees, agents, successors and assigns harmless from and against any and all Indemnified Amounts arising out of (i) RGI's negligence in the conduct of the activities to be performed by RGI under this Agreement, (ii) any wrongful acts or omissions in the conduct of the activities to be performed by RGI under this Agreement, whether such actions are of RGI, its employees, agents, representatives, subcontractors or invitees or (iii) any material breach of this Agreement by RGI, its employees, agents, representatives, subcontractors or invitees.

7.6
Where claims relate to those by third Parties and in the event either Party incurs, or expects to incur expenses, damages, claims or liability for which it intends to seek indemnification from the other Party, the Party claiming indemnification (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) and shall permit the Indemnitor, at the Indemnitor’s sole discretion, to settle any such claim or suit and agrees to the complete control of the defense or settlement of such claim or suit by the Indemnitor, and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided in this Agreement. The Indemnitee, its employees, consultants and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claims or suits covered by the indemnification provisions of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 8

Termination

8.1	Either party may terminate this Agreement on the occurrence of:

8.1.1	The bankruptcy or insolvency of the other party;

8.1.2	A breach by the other party unremedied after [***] notice; or immediately by a Party on any misappropriation or unauthorized use of its intellectual property by the other;

8.1.3
A Party engaging in substantial use of the name of the other party without, or beyond the scope of, its consent; provided that only the party whose name was the subject of such improper use may initiate termination.

8.2	RGI may terminate this Agreement on the occurrence of:

8.2.1 Errors in SBC’s processing of samples that exceeds similar levels in RGI’s facilities elsewhere in the world;

8.2.2
Inability to achieve after [***] qualifications necessary for the results of its analyses to be usable in clinical trials and regulatory submissions in major markets worldwide, or otherwise as reasonably required to serve customers as they may require;

8.2.3
The collaboration fails to adequately address quality concerns raised by two or more customers, as evidenced by customer quality audit results or customer termination of work for quality related reasons;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.2.4	If after good faith negotiations between the Parties, SBC refuses to agree on a reasonable request for a SOW, RGI shall have the right to terminate the Agreement;

8.3
On termination, SBC will cease any use of RGI’s Technology, and RGI will cease any use of SBC’s proprietary know-how or SOPs for its technology, in each instance except as provided in this Article. Unless the termination is a result of a breach by SBC under Section 8.1 or 8.2, upon request by SBC, SBC shall be permitted to use RGI’s proprietary technology used by SBC in performance of the Collaboration Services solely for the purpose of completing any which are required to be performed under contracts which are in existence as of the date of termination. No additional work or renewal of such contracts will be permitted. To the extent that SBC requests RGI’s assistance in such use of the technology, and RGI agrees to provide such assistance, then SBC shall provide appropriate compensation to RGI for such assistance.

8.4
If RGI terminates this Agreement pursuant to ¶ 8.1 or 8.2 above, RGI shall be permitted to use SBC’s proprietary technology used by SBC in performance of the Collaboration Services solely for the purpose of completing any unperformed services for the remainder of the existing Term (with no renewals permitted). To the extent that RGI requests SBC’s assistance in such use of the technology, and SBC agrees to provide such assistance, then RGI shall provide appropriate compensation to SBC for such assistance.

8.5
In the event of termination of this Agreement and/or any Study performed under this Agreement, SBC shall use all reasonable efforts to minimize any further costs and SBC shall be reimbursed only for the Services actually performed and the expenses actually and reasonably incurred as of the effective date of such termination, unless the parties agree or SBC is otherwise obliged to provide Services after such termination.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.6
Upon termination of this Agreement, if requested by the other Party, each Party shall immediately deliver up to the other Party or, if the other Party agrees, destroy all copies of and other embodiments of any of the Confidential Information and all other correspondence, documents, specifications, and any other property belonging to the other Party which may be in its/his/her possession. One archival copy of such materials may be maintained in the possession of legal counsel for the Party.

8.7	Clauses 4, 5, 6, 11, 12, and 14 shall survive termination of this Agreement for whatever reason.

ARTICLE 9

Force Majeure

9.1
In this Agreement, “force majeure” shall mean any cause preventing either Party from performing any or all of its obligations which arises from or is attributable to acts, events, omissions or accidents beyond the reasonable control of the Party so prevented including, without limitation, strikes, lock-outs or other industrial disputes (whether involving the workforce of the Party so prevented or of any third Party), act of God, war, terrorism, riot, civil commotion, malicious damage, compliance with any law or Governmental order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood or storm (each a “Force Majeure Condition”). Subject to clause 9.3, each Party shall be released from its obligations under this Agreement to the extent that its performance hereunder is delayed, hindered or prevented by force majeure.

9.2
If either Party is prevented or delayed in the performance of any of its obligations under this Agreement by force majeure, that Party shall forthwith serve notice in writing on the other Party specifying the nature and extent of the circumstances giving rise to force majeure, and shall subject to service of such notice and to clauses 9.3 and 9.4, have no liability in respect of the performance of such of its obligations as are prevented by the force majeure event during the continuation of such events, and for such time after they cease as is necessary for that Party, using all reasonable endeavors, to recommence its affected operations in order for it to perform its obligations.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.3
The Party claiming to be prevented or delayed in the performance of any of its obligations under this Agreement by reason of force majeure shall use all reasonable endeavors to bring the force majeure event to a close or to find a solution by which the Agreement may be performed despite the continuation of the force majeure event.

9.4
If either Party is prevented from performance of its obligations for a continuous period in excess of three (3) months due to force majeure, the other Party may terminate this Agreement forthwith on service of written notice upon the Party so prevented, in which case neither Party shall have any liability to the other except that rights and liabilities which accrued prior to such termination shall continue to subsist.

9.5	Notwithstanding anything in this provision 9 to the contrary, no Force Majeure Condition shall relieve RGI of the obligation to pay for Collaboration Services which have already been completed by SBC.

ARTICLE 10

Notice

10.1
Any notice required by this Agreement to be given to either Party shall be in writing and shall be served by being addressed to the address of the other Party stated in this Agreement or such other address as may from time to time have been notified by a notice given in accordance with this clause. Any notice or other document to be given under this Agreement shall be deemed to have been duly given if left at or sent to the address, or if more than one is listed, to the addresses, referred to in clause 10.2 by:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.1.1	hand or courier;

10.1.2	first class post, express or other fast postal service (airmail if abroad); or

10.1.3	registered post; or

10.1.4	facsimile or other electronic media.

10.1.5
Any such notice or other document shall be deemed to have been received by the addressee two (2) working days following the date of dispatch of the notice or other document by post (five (5) working days, if sent by airmail) or, where the notice or other document is sent by hand or courier or is given by facsimile or other electronic media, simultaneously with the delivery or transmission. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

10.2	The initial details for the purposes of clause 10.1 are:

For SBC:

Dr. Jason Gang Jin
Senior VP Global Business Development
Shanghai Biochip Co. Ltd.
151 Libing Road,
Pudong, Shanghai, 201203, China

- and -

Dr. Yaozhou Shi
Manager of Business Development
Shanghai Biochip Co. Ltd.
151 Libing Road,
Pudong, Shanghai, 201203, China

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

- and -

Dr. Jason Jin
President/CEO
MaxyBio Corporation
675 US Highway One
North Brunswick, NJ 08902

For RGI:

Kathleen Danenberg
President and CEO
Response Genetics, Inc.
1640 Marengo Street Suite 600
Los Angeles, CA 90033

-and-

Thomas Meloro, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099

ARTICLE 11

Governing Law and Jurisdiction

11.1
The law of New York will apply to the agreement(s) establishing the collaboration. Exclusive jurisdiction of any disputes under the agreement(s) will lie in the Federal and state courts sited in Delaware, provided that Response Genetics may at its option commence proceedings against SBC in an arbitration under ICC rules, on which election all disputes arising out of or in connection with the agreement(s) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with those Rules. Any hearing related to such arbitration will be conducted in Wilmington, Delaware.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 12

Entire Agreement, Amendment or Variation

12.1
This Agreement sets out the entire agreement and understanding between the Parties regarding the subject matter of this Agreement and supersedes all prior discussions, arrangements and agreements, whether oral or in writing or which may be inferred from the conduct of the Parties.

12.2
No other terms and conditions (including any standard terms and conditions of SBC, RGI or their Affiliates) shall apply in relation to this Agreement or the provision of the Collaboration Services or of any other Services by SBC to RGI, save for any additional terms and conditions specifically agreed to in writing hereafter by the Parties.

12.3	Any amendment or modification to this Agreement shall be made in writing and signed by both Parties.

ARTICLE 13

Validity/Severability

13.1
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, which shall remain in full force and effect. The Parties shall use their reasonable efforts to achieve the purpose of the invalid provision by a new legally valid stipulation.

ARTICLE 14

Assignment

14.1
Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other. Such written consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of each Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 15

Waiver

15.1
The failure of either Party to exercise any right or remedy under this Agreement shall not be deemed to be a waiver of such right or remedy. Any waiver in respect of any breach of any provision of this Agreement which is made in writing shall be valid but shall not be construed to be a waiver of any succeeding breach of such a provision.

ARTICLE 16

Permits

16.1
SBC shall obtain and pay for all permits, governmental fees, and licenses necessary for the Studies to be performed hereunder and shall obtain all required inspections, authorizations and approvals prior to commencement of any Study hereunder.

ARTICLE 17

Records

17.1
SBC agrees to maintain for a period of two years after the termination or expiration of this Agreement adequate records of, and copies of all receipts for expenses incurred in connection with, the performance of the Services and allow access to RGI and its authorized representatives to inspect such records and receipts upon reasonable notice.

ARTICLE 18

Laboratory Visits

18.1
RGI’s representatives may visit SBC’s facilities at reasonable times, on reasonable prior notice, and with reasonable frequency, during normal business hours to observe the progress of the Collaboration Services. SBC will assist RGI in scheduling such visits.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 19

FDA Visits

19.1
At RGI’s request, a representative of SBC shall accompany RGI to FDA to explain or discuss any and all aspects of the Testing Services. Such visit or visits to the FDA shall be arranged at times mutually agreeable to RGI and SBC. All reasonable travel and living expenses incurred by SBC in connection with such visits shall be reimbursed by RGI.

19.2
SBC shall notify RGI of any request from FDA, other federal or state agencies or any other Third Party to inspect or otherwise gain access to the information, gene expression values, clinical samples, or materials pertaining to the services performed by SBC under this Agreement. SBC shall notify RGI of such request prior to permitting any Third Party access, unless prior notice is not reasonably feasible.

19.3
SBC agrees to permit inspection of such information, gene expression values, clinical samples, or other materials by authorized representatives of FDA and as otherwise required by law. During such inspections, SBC shall provide appropriate scientific and quality assurance support. SBC shall promptly send RGI a copy of any inspection reports received by SBC as a result of any such inspection.

ARTICLE 20

Counterparts

20.1	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 21

Exhibits

21.1
Any Exhibit or SOW to this Agreement is hereby incorporated into and made a part of this Agreement. In the event of a conflict between the provisions contained in this Agreement and any such Exhibit or SOWs, the terms of the Agreement shall prevail over the Exhibit or SOW, except to the extent an Exhibit or SOW specifically states that one of its provisions supersedes a similar provision in the Agreement.

ARTICLE 22

Condition Precedent

22.1
Agreements related to the collaboration will not take effect unless and until any consents necessary for a grant of license rights to Response Genetics Technology are obtained, including the consent of USC for RGI to sublicense certain USC technology to SBC.

ARTICLE 23

Governing language

23.1
English shall be the official language of this Agreement and the English language shall control for purposes of interpreting its provisions. If translations of this Agreement are made, the translation shall be made for the conveniences of the Parties only.

23.2
The terms and provisions of any SOW shall be in English and the English language shall control for purposes of interpreting the provisions of any SOW. SBC shall obtain any necessary translation to ensure that the SOW and any related Standard Operating Procedures are available and understood by its employees for the performance of the Collaboration Services.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS whereof the Parties have executed this Agreement on the date above written.

Signed for and on behalf of Shanghai Biochip Co., Ltd. by

_____________________________ Signature   Date _________________
Jason Gang Jin
Senior Vice President, Global Technology and Business Development
Shanghai Biochip Co.

Signed for and on behalf of Response Genetics Inc. by

_____________________________ Signature   Date_________________
Kathleen Danenberg
Chief Executive Officer
Response Genetics Inc.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Exhibit A

Statement of Work

Protocol
Date

1.0 Title:

2.0  Study Numbers:

3.0 Purpose:

4.0 Testing Facility:

Study Director:  .

5.0 Client:

Client Representative:

6.0 Proposed Study Dates:

Study Start Date:

Study Termination Date:

7.0	Sample Type:

Type of Samples:

Number of Samples:

Precautions:

Test System Justification:

8.0	Chain of Custody Procedure: To ensure end-to-end chain-of-custody, the following procedures have been established and will be followed for all human blood samples:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

A-1

9.0	Results Report and Final Report:

10.0	Good Laboratory Practice: This study will be conducted under the guidelines of Good Laboratory Practice as promulgated by the Food and Drug Administration 21 CFR 58.

11.0 Approvals

_____________________________________ ___________________
General Manager     Date

_____________________________________ ___________________
Vice General Manager    Date

____________

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

A-2